Exhibit 23.1 - Consent Of Independent Accountants


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of DataMEG Corp. of our report dated March 25, 2002, on our audits of the consolidated financial statements of DataMEG Corp. and Subsidiaries as of December 31, 2000 and 2001, and to the reference to our Firm under the caption "Experts". We have not reviewed the financial statements as of June 30, 2002 that are contained in this Registration Statement on Form SB-2 and we have not reviewed the financial statements as of March 31, 2002.


/s/ Hoffman, Fitzgerald & Snyder, P.C.
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    Hoffman, Fitzgerald & Snyder, P.C.
    McLean, Virginia
    October 9, 2002